UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment to the Current Report on Form 8-K dated June 30, 2008 is filed by the Registrant to amend and restate Items 1.01 and 3.03 in their entirety in order to insert an inadvertently omitted decimal point from the fixed charge coverage ratio applicable after September 30, 2008.

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2008, LandAmerica Financial Group, Inc. (the “Company”) entered into a Second Amendment to its Revolving Credit Agreement (the “Second Amendment”) by and among the Company, the Lenders party thereto and SunTrust Bank in its capacity as Administrative Agent for the Lenders, as Issuing Bank and as Swingline Lender. The Second Amendment amends the Revolving Credit Agreement dated July 28, 2006, as amended November 30, 2007, among such parties.  In general, the material terms of the Second Amendment eliminated the consolidated net worth covenant; replaced the interest coverage ratio covenant with a covenant setting forth a fixed charge coverage ratio of 1.15:1.0 for the fiscal quarter ending June 30, 2008, 1.20:1.0 for the fiscal quarter ending September 30, 2008, and 1.50:1.0 for each fiscal quarter ending thereafter; reduced the principal amount available under the facility from $200 million to $150 million; added as an event of default a material insurance subsidiary of the Company becoming subject to a regulatory prohibition that results in a loss of the Company’s ability to write or underwrite further business representing more than 10% of the Company’s total annual consolidated revenue; increased the interest rate pricing grid by 50 basis points; and provided for an interest rate increase of 50 basis points in the event the Company’s senior debt rating is downgraded to below investment grade. The full text of the Second Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 3.03                      Material Modification to Rights of Security Holders

On July 2, 2008, the Company entered into a Second Amendment to the Note Purchase and Master Shelf Agreement (the “Second Amendment to the Note Purchase Agreement”) with Prudential Investment Management, Inc. and the other purchasers thereunder supplementing the Note Purchase and Master Shelf Agreement dated July 28, 2006, as amended November 30, 2007, among such parties governing the Company’s 6.66% Senior Notes Series D due August 31, 2016 and the Company’s 6.70% Senior Notes Series E due August 31, 2016.   In general, the material terms of the Second Amendment to the Note Purchase Agreement suspended the interest charges coverage ratio covenant through December 31, 2009 and during the suspension, the covenant was replaced with a covenant setting forth a fixed charge coverage ratio of 1.15:1.0 for the fiscal quarter ending June 30, 2008, 1.20:1.0 for the fiscal quarter ending September 30, 2008, and 1.50:1.0 for each fiscal quarter ending thereafter, with both covenants applicable after December 31, 2009; and increased the interest rate on the form of Series D and Series E notes by 50 basis points from 6.66% to 7.16% and 6.70% to 7.20%, respectively.  In addition, the Second Amendment to the Note Purchase Agreement added, among other terms, certain covenants and defaults that were included in the Revolving Credit Agreement and restrictions on dividends in the event the Company’s senior debt is downgraded to below investment grade.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1
Second Amendment to Note Purchase and Master Shelf Agreement, dated as of June 30, 2008, by and among the Registrant and the purchasers named therein.  The foregoing exhibit need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Report on Form 8-K/A, agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

10.1
Second Amendment to the Revolving Credit Agreement, dated as of June 30, 2008, between the Registrant and Sun Trust Bank, as Administrative Agent for a syndicate of financial institutions names therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: July 9, 2008	By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Second Amendment to Note Purchase and Master Shelf Agreement, dated as of June 30, 2008, by and among the Registrant and the purchasers named therein.  The foregoing exhibit need not be filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant, by signing this Report on Form 8-K,/A agrees to furnish the Securities and Exchange Commission, upon its request, a copy of any instrument which defines the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries, and for any unconsolidated subsidiaries for which financial statements are required to be filed that authorizes a total amount of securities not in excess of 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.

10.1
Second Amendment to the Revolving Credit Agreement, dated as of June 30, 2008, between the Registrant and Sun Trust Bank, as Administrative Agent for a syndicate of financial institutions names therein.